EXHIBIT 99.(a)(6)

ADS Holder Election Form - ScottishPower Return of Cash - Election Period expires May 17, 2006 at 12 noon (New York City time). See the reverse side of this form for instructions on filling out the form. Please refer to the Circular and US Supplemental Memorandum for more information on the Return of Cash.

B SUBSTITUTE FORM W-9
The Return of Cash is the mechanism by which Scottish Power plc (“ScottishPower” or the “Company”) intends to return £2.25 billion to Shareholders and ADS Holders. Pursuant to the Return of Cash, one in every three Existing Ordinary Shares represented by your Existing ADSs will be reclassified into a B Share, which will carry an entitlement to receive cash. You may elect among the three B Share Alternatives (in Box C) to choose how you will receive the cash for your B Share entitlement. In addition, ScottishPower intends to engage in a Share Capital Consolidation (a reverse stock split) as of May 15, 2006, in which each Existing ADS will be subdivided and consolidated, resulting in the issuance of New ADSs. ADS Holders will be required to exchange their Existing ADSs to receive New ADSs. If the aggregate number of ADSs to which a holder is entitled results in a fractional ADS, such fractions will be sold, if possible, and the net proceeds, if any, will be distributed to such holder. The Share Capital Consolidation will apply in equal proportion to all Shareholders and ADS Holders with the result that, while you will own fewer New ADSs than the number of Existing ADSs you owned immediately prior to the Capital Reorganization, you will still own the same proportion of the Company as you did before, subject to fractional entitlements. If you hold ADR certificates evidencing your Existing ADSs, you must surrender your certificates together with this form to constitute a valid election. If you cannot produce some or all of your ScottishPower ADR certificates, you must obtain a lost instrument open penalty surety bond. See instructions for Box D on the reverse side of this form. If the address printed below is incorrect, please cross out and write in any corrections.	PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.
If the Taxpayer ID Number printed è
above is INCORRECT OR if the space is BLANK write in the CORRECT number here.

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: ___________            Date: ________

C Writein the number of B Shares in respect of which you wish to elect one or more of the Alternatives.*
	Alternative 1: Single B Share Dividend — Receive a cash dividend on all or some of your B Shares. Your interest in B Shares will be converted to an interest in Deferred Shares, which will have negligible value.**	Alternative 1

A     Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

	Alternative 2: Initial Repurchase Offer — Tender all or some of your B Shares into the Initial Repurchase Offer and receive the cash proceeds.**	Alternative 2

X__________________ ___________ ________________ Signature of Stockholder Date Daytime Telephone# X__________________ ___________ ________________ Signature of Stockholder Date Daytime Telephone#	Alternative 3: Future Repurchase Offer—Retain all or some of your B Shares for possible purchase in each of the years from 2007 to 2011 at a price payable in pounds sterling B Share certificates will be issued in the UK by Lloyds TSB Registrars and mailed to you. To make a valid election for Alternative 3, you must provide B Share delivery instructions in Box E on the reverse side of this form. Prior to electing Alternative 3, you should refer to the US Supplemental Memorandum or call the ADS Holder Helpline for further instructions on making a valid election.***	Alternative 3

The above signed understands that an election by the above signed pursuant to the procedures described herein and in the instructions hereto, subject to the withdrawal rights described in the US Supplemental Memorandum and the Circular, will constitute a binding agreement between the above signed, JPMorgan Chase Bank, N.A. and Scottish Power plc upon the terms and subject to the conditions of the Return of Cash.

*      If you make no election (or if your election is not valid) you will be deemed to have elected Alternative 1 in respect of all your B Shares. For US taxpayers, your election under the B Share Alternatives is likely to have only a limited effect, if any, on your US federal income tax liability with respect to the Return of Cash. Please see the instructions on how to make your B Share elections on the reverse side of this form.

I/we, the above signed certify that I/we are owners of the ADSs listed above, and as such have the authority to elect/tender in respect of the B Share Alternatives and Share Capital Consolidation associated with these ADSs. Such ADSs are free and clear of all liens, restrictions, adverse claims and encumbrances and I/we have complied with all instructions mailed with this ADS Holder Election Form.

**    See the Circular and US Supplemental Memorandum for the amount of cash to be paid per B Share.

***  Please note that Alternative 3 has certain risks associated with it. You are strongly encouraged to review the US Supplemental Memorandum for further information before electing Alternative 3 with respect to any of your B Shares. Any continuing dividend payment will be payable in pounds sterling.

D AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED	Taxpayer ID or Social Security Number

TOTAL SHARES LOST (Please fill in certificate numbers, if known. Attach separate schedule if needed.)
Certificate Numbers	Number of Shares	Certificate Numbers	Number of Shares

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the ADS Holder Election Form. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the ADS Holder Election Form, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I /We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), JPMorgan Chase Bank, N.A., ScottishPower, and each of their respective officers, directors, representatives and agents, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this (date)
	(Deponent) (Indemnitor) (Heirs Individually)		Month Day Year

Social Security#	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

•	Enter number of ADSs evidenced by the ADR(s) lost _____________________________X $41.09 = $______________________ ADS value

•	If the ADS value exceeds $500,000, or if the holder is foreign, do not complete this affidavit. Complete only the ADS Holder Election Form and contact JPMorgan Chase Bank, N.A. regarding the lost certificate(s).

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

•	The surety premium equals 1% (.01) of the share value noted in line 1 above: $______________ X (1%) or (.01) = $__________________ Surety Premium

3. Add the service fee based on the ADS value fee guide noted below $__________________ Service Fee

•	If the ADS value is less than or equal to $250.00, the Service Fee = $50.00

•	If the ADS value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

•	If the ADS value is greater than $3,000.00, the Service Fee = $200.00

4. Total amount due (add lines 2 & 3) $__________________ Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to JPMorgan Chase Bank N.A.

THE METHOD OF DELIVERY OF ADR CERTIFICATES TO THE DEPOSITARY IS AT THE OPTION AND RISK OF THE HOLDER OF ADSs. IF DELIVERY IS BY MAIL, IT SHOULD BE MADE BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. DEPOSITS IN THE MAIL DO NOT CONSTITUTE DELIVERY TO THE DEPOSITARY. IN ALL CASES SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

JPMorgan Chase Bank N.A. (the “Depositary”) will determine all questions as to the form and validity (including time of receipt) of any ADS Holder Election Form, in its discretion, which determination shall be final and binding. The Depositary also reserves the absolute right to waive any defect or irregularity in an ADS Holder Election Form completed by any ADS Holder, and such determination will be binding on such ADS Holder. Neither the Depositary nor ScottishPower will be under any duty to give notification of any defect or irregularity in any ADS Holder Election Form or incur any liability for failure to give any such notification.

THE INITIAL REPURCHASE OFFER (AS DEFINED IN THE US SUPPLEMENTAL MEMORANDUM) WILL REMAIN OPEN FOR ACCEPTANCE DURING THE ELECTION PERIOD UNDER THE RETURN OF CASH. THE ELECTION PERIOD FOR ACCEPTANCES AND WITHDRAWALS WITH RESPECT TO THE INITIAL REPURCHASE OFFER WILL EXPIRE AT 12 NOON (NEW YORK CITY TIME) ON MAY 17, 2006, UNLESS EXTENDED TO A LATER CLOSING DATE, YOU WILL HAVE THE RIGHT TO WITHDRAW YOUR ELECTION AT ANY TIME PRIOR TO THE SPECIFIED TIME ON THE LAST DAY OF THE ELECTION PERIOD. PLEASE SEE THE US SUPPLEMENTAL MEMORANDUM FOR DETAILS.

The amount of cash to be paid per B Share, pursuant to the B Share Alternatives is stated in the Circular and the US Supplemental Memorandum, which also contains information on the number of New ADSs you will receive pursuant to the Capital Reorganization. You should read the Circular and the US Supplemental Memorandum provided with this ADS Holder Election Form and base your election decision on the information contained there.

E	B Share Delivery Instruction

Name (Please print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

(Country)

(Phone Number (including country code))

INSTRUCTIONS FOR COMPLETING THE ADS HOLDER ELECTION FORM

If you hold ADR certificates, you must surrender all your ADR certificates to be paid any cash or to receive your new ADSs. All registered ADS Holders should complete the Substitute Form W-9 in Box B or (or Form W-8BEN, if appropriate) to ensure exemption from backup withholding.

The following instructions set out what you need to do to inform the Company of your choice for the Return of Cash. Details of the Return of Cash are explained in the US Supplemental Memorandum and the Circular and you should base any choice on the information contained there. Fractions of an ADS will not be issued. Instead you will receive a US dollar check for any cash in lieu of a fractional ADS, where applicable, in addition to your B Share payment.

If you do NOT validly complete or return the ADS Holder Election Form, you will be deemed to have elected the Single B Share Dividend for all B Shares created with respect to the Shares represented by the ADSs registered in your name on the B Share Record Date. If you hold your ADSs in uncertificated form the Single B Share Dividend will be paid automatically. If you hold your ADSs in certificated form, you must surrender your ADR certificates to be paid your Single B Share Dividend.

•	The ADS Holder Election Form shows the name of the registered holder(s) of the number of ADSs set forth thereon relating to B Shares for which an election can be made. When the ADS Holder Election Form is completed, the ADS Holder, or all joint ADS Holders, must sign the ADS Holder Election Form (in Box A).

TO CHOOSE ONE ALTERNATIVE FOR ALL OF YOUR B SHARES:

•	Alternative 1: the Single B Share Dividend: No further action is necessary (other than to surrender your ADR certificates, if applicable), although you should return a properly completed Substitute Form W-9 in Box B (or Form W-8BEN, if appropriate) to ensure exemption from backup withholding; or you may write ALL in the box marked “Alternative 1.”

•	Alternative 2: the Initial Repurchase Offer: Write ALL in the box marked “Alternative 2.”

•	Alternative 3: the Future Repurchase Offer: Write ALL in the box marked “Alternative 3.”

TO SPLIT YOUR B SHARES BETWEEN MORE THAN ONE ALTERNATIVE:

•	To split your B Shares, you must first determine the exact number of B Shares for which you will be entitled to elect. The ADS Holder Election Form shows your number of ADSs held as of the date shown. If you do not buy, sell or transfer any ADSs between the date shown and 5 pm (New York City time) on May 12, 2006, then the number of B Shares that you will hold at the Record Date, and may make an election for, will be your number of ADSs multiplied by four and then divided by three and rounded down to the nearest whole number. If you do buy, sell or transfer any ADSs between the date shown and 5 pm on May 12, 2006 you should take care to ensure that your election is in respect of the actual number of B Shares that will be registered in your name(s) at 5 pm on May 12, 2006. If you enter a number of B Shares (rather than “ALL”) in the election boxes in Box C and the aggregate number of B Shares does not equal the number of B Shares held at 5 pm (New York City time) on May 12, 2006 in the name that corresponds with the name on this ADS Holder Election Form, then your election will be invalid and you will be deemed to have elected Alternative 1 for all your B Shares

•	Please use the following B Share entitlement calculation: Enter the number of ADSs shown on the front of the ADS Holder Election Form (or the number registered in your name(s) at 5 pm on May 12, 2006, if different) in the first box below:

	x 4 =		÷ 3 =		rounded down to the nearest whole number	=
Existing ADSs		Existing Ordinary Shares		Your B share entitlement			Use this number to allocate between the B Share Alternatives

•	In Box C, enter numbers in the boxes that add up to your total B Share entitlement, rounded down to the nearest whole number. Allocate your B Shares between Alternative 1: Single B Share Dividend, Alternative 2: the Initial Repurchase Offer and Alternative 3: the Future Repurchase Offers.

ADDITIONAL INSTRUCTIONS FOR COMPLETING THE ADS HOLDER ELECTION FORM:

A.	Sign, date and include your daytime telephone number in Box A and after completing all other applicable sections return this form in the enclosed BROWN envelope (together with your ADR certificates, if applicable). If you want your check for cash to be issued in another name, please call the ADS Holder Helpline at the number below for transfer instructions and forms.

B.	PLEASE SIGN IN BOX B TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a US Taxpayer. If you do not return a properly completed Tax Form (that is, either a Form W-9 that indicates that you are exempt from backup withholding or a Form W-8BEN), you may not be eligible to elect Alternative 3. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box B and sign to certify. Please note that JPMorgan Chase Bank, N.A. may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on its records. If you are a non-US Taxpayer, please complete and return form W-8BEN.

C.	Follow the instructions above to choose one alternative for all your B Shares or to split your B Shares between more than one alternative. By choosing Alternative 1 or Alternative 2 you will be instructing the Depositary to elect your B Share Alternatives and to pay over the proceeds in the form of a US dollar check in accordance with the conditions of those Alternatives. Be advised unless you elect Alternative 3 (as defined below) in respect of some or all your B Share entitlement you will not receive a B Share certificate. To constitute a valid election in respect of Alternative 3, your ADS Holder Election Form must be accompanied by the delivery instructions (in Box E) for the B Share certificates. To make a valid election for Alternative 3, you should refer to the US Supplement Memorandum or call the ADS Holder Helpline at the number below for further instructions. Certificates representing the B Shares for which you validly elect Alternative 3 will be sent to you by or on behalf of the Company on Monday, June 5, 2006.

D.	If you cannot produce some or all of your ScottishPower ADR certificates, you must obtain a lost instrument open penalty surety bond and file it with JPMorgan Chase Bank, N.A. To do so, complete Box D on the front side of this form, including the lost securities premium and service fees calculations, and return the form as instructed.

Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select in addition to JPMorgan Chase Bank, N.A. service fee. Please contact us at the number provided below for further instructions on obtaining your own bond.

E.	Complete Box E ONLY you are electing Alternative 3 for any of the B Shares to be created with respect to the Ordinary Shares represented by your ADSs.

If you need assistance in completing the ADS Holder Election Form or have any queries relating to it you should telephone:

The ADS Holder Helpline at 1-866-214-7591 (toll free, if telephoning in the United States)

or from outside the US at +1-201-680-6630 (collect)

The ADS Holder Helpline is open Monday to Friday, 9 am to 7 pm (New York City time).

Please note that the ADS Holder Helpline will not provide advice on the merits of the Return of Cash or give any financial or tax advice.

WHERE TO FORWARD YOUR ADS HOLDER ELECTION MATERIALS

By Mail	By Overnight Courier	By Hand
JPMorgan Chase Bank, N.A. Attn: Reorganization Dept. P.O. Box 3400 South Hackensack, NJ 07606	JPMorgan Chase Bank, N.A. Attn: Reorganization Dept. 480 Washington Boulevard Mail Drop-Reorg Jersey City, NJ 07310	JPMorgan Chase Bank, N.A. Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271